EXHIBIT 2.3


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            ECHODRIVE INTERNET CORP.
                            Document No. P97000072960

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation, adopts the following articles of amendment to its articles of incorporation:

FIRST:

Amendment adopted:
Article I is amended by changing the corporation's name from Echodrive Internet Corp. to Firstline Environmental Solutions Inc.

SECOND:

The date of adoption of this amendment is October 18, 2001.

THIRD:

Adoption of Amendment:
The amendment was approved by the shareholders of the corporation. The number of votes cast for the amendment was sufficient for approval.

The amendment was also adopted and approved by the Board of Directors of the corporation.

SIGNED this 19th day of October, 2001.


/s/ GINO MOLLICA
----------------
Gino Mollica, President

/S/ GINO MOLLICA                                     /s/ GRANT MORRISON
----------------------                               ------------------------
Gino Mollica, Director                               Grant Morrison, Director